Exhibit 99.1
Consolidated Financial Statements for the
period ended December 31, 2005
Pharma Bio-Research Metaholdings B.V.
Amsterdam

Contents

Report of independent auditors	3

Annual accounts	4
Consolidated balance sheet as at December 31, 2005	5
Consolidated profit and loss account for the period ended December 31, 2005	7
Consolidated cash flow statement for the period ended December 31, 2005	8
Notes to the consolidated balance sheet and profit and loss account	10
1. General	10
2. Principles of valuation of assets and liabilities	11
3. Principles of determination of result	13
4. Restatement of previously issued financial statements	14
5. Notes to the consolidated balance sheet	15
6. Notes to the consolidated profit and loss account	24
7. Application of Generally Accepted Accounting Principles in the United States of America	27

Pharma Bio-Research Metaholdings B.V., Amsterdam	2

Report of Independent auditors

Pharma Bio-Research Metaholdings B.V., Amsterdam	3

To the Board of Directors and Shareholders
of Pharma Bio Research Metaholdings B.V.
P.O. Box 200
9470 AE ZUIDLAREN
PricewaterhouseCoopers Accountants N.V.
Zuiderzeelaan 53
8017JV Zwolle
P.O. Box 513
8000 AM Zwolle
The Netherlands
Telephone +31 (38) 427 27 27
Facsimile +31 (38) 427 27 28
www.pwc.com/nl
Reference: 125513/pmj/gd/06.1310

REPORT OF INDEPENDENT AUDITORS
In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of profit and loss and cash flows present fairly, in all material respects, the financial position of Pharma Bio-Research Metaholdings B.V. and its subsidiaries at December 31, 2005 and the results of their operations and their cash flows for the year then ended in conformity with Generally Accepted Accounting Principles in The Netherlands. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America and auditing standards generally accepted in the Netherlands. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
Generally Accepted Accounting Principles in The Netherlands vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 7 to the consolidated financial statements.
As discussed in note 4, Restatement of previously issued financial statements, the company restated the previously issued financial statements.
July 18, 2006
(PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V.)
PricewaterhouseCoopers is the trade name of among others the following companies: PricewaterhouseCoopers Accountants N.V. (Chamber of Commerce 34180285), PricewaterhouseCoopers Belastingadviseurs N.V. (Chamber of Commerce 34180284), PricewaterhouseCoopers Advisory N.V. (Chamber of Commerce 34180287) and PricewaterhouseCoopers B.V. (Chamber of Commerce 34180289). The services rendered by these companies are governed by General Terms & Conditions, which include provisions regarding our liability. These General Terms & Conditions are filed with the Amsterdam Chamber of Commerce and can also be viewed at www.pwc.com/nl

Annual accounts

Pharma Bio-Research Metaholdings B.V., Amsterdam	4

Consolidated balance sheet as at December 31, 2005
(before proposed appropriation of result)

(x 1,000)		December 31, 2005
		As restated
	Ref.	EUR	EUR
Assets

Fixed assets

Intangible fixed assets	5.1	9,646
Tangible fixed assets	5.2	4,445

			14,091

Current assets
Work in progress	5.4	-1,136
Receivables	5.5	5,622
Cash at banks and in hand	5.6	2,037

			6,523

			20,614

Pharma Bio-Research Metaholdings B.V., Amsterdam	5

(x 1,000)		December 31, 2005
		As restated
	Ref.	EUR
Liabilities

Group equity	5.7
Shareholders’ equity		-74,897

Provisions	5.8	733

Long-term liabilities	5.9	73,566

Current liabilities	5.10	21,212

		20,614

Pharma Bio-Research Metaholdings B.V., Amsterdam	6

Consolidated profit and loss account for the period ended December 31, 2005

		2005
(x 1,000)		As restated
	Ref.	EUR	EUR
Net turnover	6.1		39,950
Change work in progress			-460

Gross margin on turnover			39,490

Operating expenses		7,070
Salaries and wages		13,968
Social charges		1,370
Pension charges		586
Other personnel costs		2,173
Amortisation of goodwill	5.1	1,512
Depreciation of tangible fixed assets	5.2	2,791
Other operating expenses	6.2	7,831

Total operating expenses			37,301

Operating profit			2,189

Interest income			32
Interest expense	6.3		-8,970

Net result after taxation			-6,739

Pharma Bio-Research Metaholdings B.V., Amsterdam	7

Consolidated cash flow statement for the period ended December 31, 2005

	2005
	EUR	EUR
Cash flow from operating activities
Operating profit		2,189
Adjustments in respect of:
Amortisation of intangible fixed assets	1,512
Depreciation of tangible fixed assets	2,791
Addition to provision	-1,548

		2,755

Changes in working capital:
Stocks	460
Receivables	273
Current liabilities (excluding bank loans)	-5,737

		-5,004

Cash flow from ordinary activities		-60

Interest paid		-8,667

Cash flow from operating activities		-8,727

Pharma Bio-Research Metaholdings B.V., Amsterdam	8

	2005
	EUR	EUR
Cash flow from investment activities
Investments in:
- Tangible fixed assets	-1,857

		-1,857
Cash flow from financing activities
Addition from long-term liabilities	12,645
Redemption long-term liabilities	-2,588
Valuation difference PBR USA Inc.	7

		10,064

Increase/(decrease) cash and cash equivalents		-520

Movements in cash and cash equivalents
Cash and cash equivalents as at 1 January		2,557
Increase/(decrease) cash and cash equivalents		-520

Cash and cash equivalents as at 31 December		2,037

Pharma Bio-Research Metaholdings B.V., Amsterdam	9

Notes to the consolidated balance sheet and profit and loss account
1 General
1.1 Activities
The main activities of Pharma Bio-Research Metaholdings B.V. and its subsidiaries consist of research of new medicines and reporting of the outcome of these research activities. Further clinic and laboratory facilities relating to the above research are placed to the disposal of third parties.
1.2 Group structure
Pharma Bio-Research Metaholdings B.V has the following shareholders as at December 31, 2005:

% of shares
- PBR Holding S.A.	73.0%
- St. Tulip Management	12.6%
- Trimoteur Holding B.V.	9.5%
- Mr. J.P.M. Hendriks	2.3%
- Mr. W.J. Drijfhout	1.9%
- Mr. A.A. van Vliet	0.5%
- Mr. P. Hollins	0.2%
1.3 Consolidation
The consolidated annual accounts comprise the financial information of the following companies:
- Pharma Bio-Research Metaholdings B.V., Amsterdam (100%);
- Pharma Bio-Research Holdings B.V., Amsterdam (100%);
- Pharma Bio-Research Group B.V., Zuidlaren (100%);
- Pharma Bio-Research USA Inc., Wellington (100%).

Pharma Bio-Research Metaholdings B.V., Amsterdam	10

2 Principles of valuation of assets and liabilities
2.1 General (I)
The majority shareholder has ensured all financial support in order that the Company can meet its financial obligations for at least the coming 12 months after the date of preparing these financial statements. Therefore, assets and liabilities have been valued on basis of the going concern principle.
2.2 General (II)
The annual accounts are prepared in accordance with accounting principles generally accepted in the Netherlands. Assets and liabilities are valued at historical value, unless otherwise indicated.
2.3 Cash flow statement
The cash flow statement has been prepared applying the indirect method. The cash and cash equivalents in the cash flow statement comprise the balance sheet items cash at banks and in hand and the bank overdraft forming part of the current liabilities
2.4 Foreign currencies
Balance sheet items relating to assets and liabilities denominated in currencies other than the euro are translated at the rate of exchange prevailing on balance sheet date. The resulting exchange rate differences are credited or charged to the profit and loss account.
Assets and liabilities of consolidated foreign participating interest denominated in foreign currencies are translated at the rates of exchange on the balance sheet date; income and expense are translated at the average rates of exchange during the year. Any resulting exchange differences are directly added to or charged against shareholders’ equity.
2.5 Intangible fixed assets
Goodwill is calculated as the difference between cost price and the net asset value of the shareholdings acquired. In the cost price acquisition costs are included. Goodwill is capitalised and amortised on a straight-line basis over the estimated useful economic life over a period of 10 years. Permanent decreases in value as at balance sheet date are taken into account.

Pharma Bio-Research Metaholdings B.V., Amsterdam	11

2.6 Tangible fixed assets
Tangible fixed assets are stated at cost less depreciation based on the straight-line method. The following depreciation percentages based on estimated useful lives of the assets are applicable:

furnishing	10% – 20%;
machinery and equipment	20% – 33%;
other operational assets	20% – 33%.
Permanent impairment of assets as at balance sheet date is taken into account.
2.7 Financial fixed assets
In principle, the investments in group companies are valued according to the net asset value method.
The finance costs are amortised in three years.
2.8 Work in progress
Work in progress is valued at costs based on actual hours spent and budgeted tariffs based on full costs.
Work in progress is deducted with charged instalments. Regarding work in progress a proportionate share of the estimated profit is taken to the profit and loss account dependent on the progress of the works.
2.9 Receivables
Receivables are stated at face value less allowance for doubtful accounts, if necessary.

Pharma Bio-Research Metaholdings B.V., Amsterdam	12

3 Principles of determination of result
3.1 General
Revenues and expenses are taken to the income statement in the year to which they relate. The results on transactions are recognised in the year they are realised; losses are taken as soon as they are foreseeable.
Subsidies, excluding investment grants, are recognised in the result, as soon as it is likely that they will be received.
3.2 Exchange rate differences
Exchange rate differences arising upon the settlement of monetary items are recognised in the profit and loss account in the period that they arise.
3.3 Net turnover
The net sales represent revenues of invoiced of goods and services to third parties, less taxes on sales and exchange differences.
3.4 Taxation
Taxation is calculated in accordance with the current tax rates taking into account the fiscal facilities.

Pharma Bio-Research Metaholdings B.V., Amsterdam	13

4 Restatement of previously issued financial statements
As result of the US GAAP reconciliation process the company has identified that the valuation of the loan of the Bank of Ireland was understated and the value of the warrant was understated. Consequently the company has restated both the loan from the Bank of Ireland and the valuation of the warrant issued to the Bank of Ireland. These restatements affect both equity as well as result for the financial year 2005.

(x 1,000)	Equity	Result 2005
	EUR	EUR
Previously issued financial statements	-70,614	-7,409
Effect of restatement on equity	-4,283
Effect of restatement — interest expense from EUR 9.64 million to EUR 8.97 million		670

Restated financial statements	-74,897	-6,739

In addition to the restatement of the value, the classification of the loan from the Bank of Ireland (original value EUR 7.4 million) has changed from long term liability to short term liability of EUR 11.3 million due to the failure to meet debt covenants.
The warrant value was restated from EUR 4.3 million to EUR 0.5 million following a correction of the fair value.

Pharma Bio-Research Metaholdings B.V., Amsterdam	14

5 Notes to the consolidated balance sheet
5.1 Intangible fixed assets

(x 1,000)	Goodwill
	from asset
	purchase	Goodwill	Total
	EUR	EUR	EUR
Movements after December 31, 2004

Costs	2,683	72,595	75,278
Accumulated amortization	-1,476	-62,644	-64,120

Book value	1,207	9,951	11,158

Movements in book value
Amortization of goodwill	-268	-1,244	-1,512

Balance	-268	-1,244	-1,512

Balance as at December 31, 2005

Cost	2,683	72,595	75,278
Accumulated amortization	-1,744	-63,888	-65,632

Book value	939	8,707	9,646

Pharma Bio-Research Metaholdings B.V., Amsterdam	15

5.2 Tangible fixed assets
Movements of tangible fixed assets can be broken down as follows:

			Other
		Plant and	operational
(x 1.000)	Furnishing	equipment	assets	Total
	EUR	EUR	EUR	EUR
Balance as at December 31, 2004

Cost	2,768	6,493	7,609	16,870
Accumulated depreciation	-1,263	-4,740	-5,488	-11,491

Book value	1,505	1,753	2,121	5,379

Movements in book value

Investments	46	596	1,215	1,857
Depreciation of tangible fixed assets	-317	-1,052	-1,422	-2,791

Balance	-271	-456	-207	-934

Balance as at December 31, 2005

Cost	2,814	7,089	8,824	18,727
Accumulated depreciation	-1,580	-5,792	-6,910	-14,282

Book value	1,234	1,297	1,914	4,445

Depreciation rates	10-20%	20-33%	20-33%

Pharma Bio-Research Metaholdings B.V., Amsterdam	16

5.3 Financial fixed assets
This comprises the finance costs of the acquisition of Pharma Bio-Research Group B.V., which can be broken down as follows:

(x 1,000)	Finance costs
EUR
Balance as at December 31, 2004

Cost	2,810
Accumulated amortization	-1,879

Book value	931

Movements in book value

Amortization	-931

Balance	-931

Balance as at December 31, 2005

Cost	2,810
Accumulated amortization	-2,810

Book value	0

The finance costs concern commissions and handling fees paid; these costs are amortised in three years.
5.4 Work in progress
The amount of work in progress consists of an amount of EUR 1,302,000 to be invoiced for work performed and an amount of EUR 2,438,000 for work pre-invoiced.

Pharma Bio-Research Metaholdings B.V., Amsterdam	17

5.5 Receivables

December 31,
(x 1,000)	2005
EUR
Trade debtors	4,674
Taxation	363
Other receivables	585

5,622

Receivables with a term of more than one year amount to nil.
5.6 Cash at banks and in hand
At December 31, 2005, the company had a credit line of EUR 1,078,000 with Rabobank, secured by operational assets and receivables.
5.7 Group equity
Total Group equity consists of the following items:

2005
(x 1,000)	As restated
EUR
Paid in and called up share capital	1,000
Share premium	9,837
Warrant – as restated	526
Retained earnings	-79,521
Result financial year – as restated	-6,739

Balance as at December 31	-74,897

     Share capital and share premium
The authorised share capital of the company as at 31 December 2005 amounts to EUR 1,000,000 and consists of 1,000,000 ordinary shares of EUR 1 each and a share premium of EUR 9,837,000.

Pharma Bio-Research Metaholdings B.V., Amsterdam	18

     Warrant
The warrant is valued at fair value on issuance date of the warrant in 2002. This warrant implies that the Bank of Ireland has the right to acquire shares in the share capital of Pharma Bio-Research Metaholdings B.V. of 5% of the fully diluted issued shares (i.e. 52,631 shares for an amount of EUR 1 each). The restated fair value of the warrant was determined at EUR 526,310, based on a market value of EUR 10 per share.
     Retained earnings

2005
(x 1,000)	As restated
EUR
Balance as at January 1	-65,069
Appropriation of last years’ net result	-14,459
Revaluation PBR USA Inc.	7

Balance as at December 31	-79,521

The revaluation concerns the exchange rate difference of PBR USA Inc.
5.8 Provisions
In November 2004, the implementation of a reorganization plan has been started and is finalized in June 2005. The reorganization plan involves a reduction in staffing, as well as a reduction of number of sites and reallocation of staff. The total cost of the reorganization plan has been provided for. Out of the total amount of EUR 2.3 million, an amount of EUR 1.6 million has been paid in 2005, the remainder in the years 2006 and 2007.

Pharma Bio-Research Metaholdings B.V., Amsterdam	19

5.9 Long-term liabilities

	December 31, 2005
	As restated
	Term	Term
(x 1,000)	1 – 5 years	> 5 years	Total
	EUR	EUR	EUR
Senior debt loan A	12,712		12,712
Senior debt loan B	8,090		8,090
Institutional loan I		40,109	40,109
Institutional loan II		3,430	3,430
Institutional loan III		3,520	3,520
Institutional loan IV		3,609	3,609
Revolver	2,000		2,000
Other liabilities	96		96

	22,898	50,668	73,566

Redemption liabilities within 12 months of the end of the financial year are not included in the above amounts but are included under current liabilities.
     Senior debt loan A
This concerns a senior debt loan of Bank of Ireland, principal sum amounting to EUR 21,510,000. Redemption occurs in 27 instalments, payable every three months, for the first time on June 30, 2003. The interest rate is Libor plus 2.25%. The short-term part of this loan of EUR 2,300,000 is included in the current liabilities.
     Senior debt loan B
This concerns a senior debt loan of Bank of Ireland, principal sum amounting to EUR 8,090,000. Redemption occurs in one instalment, payable on December 31, 2008. The interest rate is Libor plus 2.75%.

Pharma Bio-Research Metaholdings B.V., Amsterdam	20

Institutional loan
This concerns a loan of the shareholders of Pharma Bio-Research Metaholdings B.V. This loan can be specified as follows:

	Loan I	Loan II	Total
	EUR	EUR	EUR
PBR Holding S.A.	24,533	2,014	26,547
St. Tulip Management	1,201	345	1,546
Trimoteur Holding B.V.	3,193	261	3,454
Mr J.P.M. Hendriks	567	63	630
Mr W.J. Drijfhout	481	53	534
Mr A.A. van Vliet	125	14	139
Accumulated interest	10,009	680	10,689

	40,109	3,430	43,539

The interest rate of loan I is 10%. In principle, no instalments take place is the first years. The loan is subordinated to the other creditors.
The interest rate of loan II is 20%. In principle, no instalments take place in the first years. The loan is subordinated to the other creditors.
In May 2004, the company received a subordinated loan (Loan III) of EUR 3.0 million and a subordinated loan (Loan IV) of EUR 3.1 million from shareholders.

	Loan III	Loan IV	Total
	EUR	EUR	EUR
PBR Holding S.A.	3,000	3,076	6,076
Accumulated interest	520	533	1,053

	3,520	3,609	7,129

The interest rate of loan III/IV is 10%. In principle, no instalments take place in the first years. The loans are subordinated to the other creditors.

Pharma Bio-Research Metaholdings B.V., Amsterdam	21

Revolver
This concerns a senior revolver credit facility of Bank of Ireland. The interest rate is Libor plus 2.25%. The facility is renewed on a quarterly basis, but is expected to be needed at least for a period of 24 months.
Other liabilities
The other liabilities consist of lease obligations to the amount of EUR 96,000.
5.10	Current liabilities

December 31,
2005
(x 1,000)	As restated
EUR
Loan Bank of Ireland	11,928
Creditors	2,646
Social security contributions	44
Corporate taxes	33
Holiday rights	1,021
Short-term part of financial lease	267
Short-term part of long-term liabilities	2,300
Other liabilities	2,973

21,212

Loan Bank of Ireland
This concerns a loan of Bank of Ireland, principal sum amounting to EUR 11,300,000. Contractual redemption occurs in 4 instalments, payable every three months, for the first time on March 31, 2011. The interest rate is Libor plus 4.00%.
The amount can be disclosed as follows:

December 31,
2005
(x 1,000)	As restated
EUR
Loan, nominal value	11,300
Accrued interest	628

11,928

Pharma Bio-Research Metaholdings B.V., Amsterdam	22

The loan is valued at nominal value. Additionally the company has to meet performance indicators. If the company does not comply with the indicators, early instalments are due. Since the company did not comply with the covenants to the loan at the end of the financial year the loan is directly claimable by the Bank of Ireland. The company has received a letter of continuing support from the parent company (PBR Holding S.A.) and, additionally, this parent company has guaranteed the payment of interest and instalment for a period of two years.
For the payment of interest and redemption of the loans as mentioned above, the assets, receivables and insurance polices have been pledged.
5.11	Contingencies and commitments

Long-term financial obligations
Rental commitments of EUR 6,798,000 exist as at December 31, 2005 of which EUR 1,516,000 for the year 2006.
Bank guarantees exist as of December 31, 2005 for an amount of EUR 922,000.
The company currently has no pending litigations.

Pharma Bio-Research Metaholdings B.V., Amsterdam	23

6	Notes to the consolidated profit and loss account

6.1	Net sales
Net sales to geographical areas (change in work in progress excluded) can be broken down as follows:

	2005
	EUR 1,000%
Sales in The Netherlands	7,266	18.2
Sales in Europe	19,097	47.8
Sales in USA	12,003	30.0
Sales in other countries	1,584	4.0

	39,950	100.0

6.2	Other operating expenses

(x 1,000)	2005
EUR
Housing costs	2,288
Marketing costs	498
General costs	3,447
Other operating expenses	1,598

7,831

Pharma Bio-Research Metaholdings B.V., Amsterdam	24

6.3	Financial expenses

2005
(x 1,000)	As restated
EUR
Interest expense	–8,699
Amortization finance costs	–261

–8,970

6.4	Taxes
Pharma Bio-Research Group B.V. and Pharma Bio-Research Holdings B.V. are part of the fiscal entity of Pharma Bio-Research Metaholdings B.V.
Pharma Bio-Research Holdings B.V.
For Pharma Bio-Research Holdings B.V., no taxation on result on ordinary activities and no tax receivable have been accounted for in the profit and loss account and the balance sheet. The compensable losses of the company over the years 2002-2005 are over EUR 20 million.
Because the company has high interest expenses in the upcoming years no deferred tax receivable has been accounted for. The interest expenses will decrease due to ongoing redemptions on long term loans.
Pharma Bio-Research Group B.V. and Pharma Bio-Research Metaholdings B.V.
The taxation in the consolidated profit and loss account amounts to nil. The taxation of EUR 855,000 on the result of Pharma Bio-Research Group B.V. has been reversed at Pharma Bio-Research Metaholdings B.V. level as no reasonable assurance exists that the tax benefit can be realized during the coming years.
6.5	Employees
The total number of employees at the end of 2005 amounts to 355.

Pharma Bio-Research Metaholdings B.V., Amsterdam	25

6.6	Remuneration of Board of Supervisory Directors’ & Board of Management
The total directors’ and former directors’ remuneration in 2005 amounts to EUR 1,032,000. The remuneration of the supervisory directors and former supervisory directors in 2005 amounts to EUR 90,000

Pharma Bio-Research Metaholdings B.V., Amsterdam	26

7 Application of Generally Accepted Accounting Principles in the United States of America
The Companies’ consolidated financial statements of Pharma Bio-Research Metaholdings B.V. have been prepared in accordance with generally accepted accounting principles in The Netherlands (Dutch GAAP), which differs in certain significant respects from accounting principles generally accepted in the United States of America (US GAAP). The effect of the application of US GAAP on Net result and Group equity, as reported under Dutch GAAP, is set out below.
Reconciliation of net result

Year ended
December 31, 2005
(In EUR * 1,000)
Net result reported under Dutch GAAP, as restated	(6,739)
a) Goodwill — amortization	1,244
b) Goodwill — purchased assets	121
c) Deferred financial costs	554
d) Investments grants	(229)
e) Redundancy provision	100
f) Restructuring provision	(1,111)
g) Valuation of loan — covenant violation	(50)

Net result under US GAAP	(6,110)

Reconciliation of group equity

December 31, 2005
(In EUR * 1,000)
Group equity reported under Dutch GAAP, as restated	(74,897)
a) Goodwill — amortization	2,593
b) Goodwill — purchased assets	(424)
c) Deferred financial costs	1,680
d) Investments grants	79
e) Redundancy provision	100
g) Valuation of loan — covenant violation	350

Group equity under US GAAP	(70,519)

Pharma Bio-Research Metaholdings B.V., Amsterdam	27

  a) Goodwill — amortization
Under Dutch GAAP, goodwill is amortized over its estimated useful life of 10 years and tested for impairment when certain indicators of impairment exist. When such indicators are identified, the impairment is determined by comparing the carrying value of goodwill with the recoverable amount of the cash-generating unit that contains the goodwill. If the recoverable amount of the cash-generating unit is less than the carrying value of the goodwill, an impairment charge is recorded for the difference.
Under US GAAP the Company adopted SFAS 142, ‘Goodwill and Other Intangible Assets’, effective January 1, 2002. SFAS 142 specifies that goodwill and other intangibles with an indefinite life are no longer amortized. but rather tested for impairment on an annual basis and whenever certain triggering events are identified. SFAS 142 requires a two-step impairment test to analyze whether or not goodwill has been impaired. The first step tests for potential impairment and requires that the fair value of each identified reporting unit be compared to its carrying value. The Company estimates the fair value of each reporting unit using estimates based on a discounted cash flow valuation technique. If the fair value of the reporting unit is higher than the book value of the reporting unit, including goodwill, no impairment is recognized. If the fair value of the reporting unit is lower than the book value, step two of the goodwill impairment test must be performed. The second step is to measure the amount of the impairment loss, if any, through preparation of a hypothetical purchase price allocation to determine the implied fair value of goodwill. The implied fair value of goodwill is then compared to the carrying value of goodwill. If the implied fair value of goodwill is lower than the carrying value of goodwill, impairment must be recorded for the difference.
The goodwill originates from 2002, when the company acquired Pharma Bio-Research Group BV. Initial goodwill recorded amounted to EUR 72.6 million. Given market circumstances and financial performance of the company an impairment test on the goodwill was performed during 2003. As a result the book value of the goodwill was reduced to EUR 11.3 million. Impairment tests performed during 2004 and 2005 did not result in any additional impairment to goodwill under Dutch GAAP or US GAAP.
The US GAAP adjustment reverses amortization expense and the associated movement in accumulated amortization recorded under Dutch GAAP.
  b) Goodwill — purchased assets
In 1999 the Company has acquired assets of a bankrupt company of which the fair value was above the book value by EUR 2.68 million. Under Dutch GAAP the Company did not perform fair value adjustments at the time of the acquisition but rather applied the historical cost value. The difference between the fair value of the assets and the historical cost value has been recorded in the books of the Company as goodwill.

Pharma Bio-Research Metaholdings B.V., Amsterdam	28

Under US GAAP, the acquisition did not qualify for business combination accounting in accordance with APB 16, Business Combinations.
The depreciable lives of goodwill and tangible fixed assets differ causing a timing difference related to the recognition of the amortization and depreciation expense. Furthermore, the remaining goodwill balance as of December 31, 2005 of EUR 0.1 million will be reclassed to Tangible Fixed Assets under US GAAP.
The US GAAP adjustment reclasses the amount initially recorded in goodwill of EUR 2,683 thousand to tangible fixed assets and reverses the current year amortization expense of EUR 268 thousand and accumulated amortization of EUR 1,744 thousand taken on this goodwill under Dutch GAAP to properly record the depreciation expense of EUR 147 thousand and accumulated depreciation of EUR 2,168 thousand on the tangible fixed assets.
  c) Deferred Financial Costs
As part of the acquisition in 2002 the Company had to reorganize its financial structure with the banks and as a result the Company had to pay financing fees amounting to EUR 2.8 million. Under Dutch GAAP these financing costs are capitalized and amortized over a term of 3 years.
Under US GAAP these financing costs are capitalized as a non-current asset and the related costs are recognized as interest expense over the related term of the debt (7-9 years).
The US GAAP adjustment reverses amortization expense and the associated movement in accumulated amortization recorded under Dutch GAAP to properly record the interest expense and the associated movement in debt under US GAAP.
  d) Investments grants
In December 2005 the Company received from the governmental organization for investment grants (SNN) a confirmation for an investment premium on investments made in 2002 and 2003 totalling EUR 0.5 million. Under Dutch GAAP half of the investment premium received has been accounted for as a profit in Financial Year 2005 and the remainder will be released in the coming years.
Under US GAAP this investment subsidy should be part of the historical cost of the investment and should be amortized over the economic life of the related assets
The investment grant has been received under stringent conditions (e.g. a ban on selling the related assets for a certain period of time) and as a result the Company runs the risk that a part of the investment grant has to be repaid to SNN.

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For this risk under US GAAP an accrual has been recorded of EUR 0.1 million. This risk will diminish over time as 2007 approaches.
  e) Redundancy Provision
At December 31, 2005, EUR 0.1 million was accrued for redundancy payments. The persons involved were informed after the end of the financial year.
Under Dutch GAAP a redundancy provision is formed for employees, which have been informed of their dismissal prior to the date that the financial statements are authorized.
Under US GAAP to the Company accounts for a redundancy provision only if the announcements are made before the end of the financial year.
The US GAAP adjustment reverses the redundancy accrual recorded under Dutch GAAP.
  f) Restructuring Provision
In 2004 under Dutch GAAP a restructuring provision of EUR 1.1 million was recorded regarding the lease payments of a building which was going to be vacated and which was not going to be used anymore.
Under US GAAP to the Company accounts for this restructuring provision in financial year 2005 since the actual cease use date of the premises was in 2005.
The US GAAP adjustment accounts for the related costs of the restructuring provision in 2005 instead of 2004. This reconciling item does not effect the equity position under US GAAP as at December 31, 2005.
  g) Valuation of loan — covenant violation
In 2002 the company received a loan from the Bank of Ireland with a principal amount of EUR 11.3 million. Since loan covenants were not met and the loan can be claimed directly by the Bank under Dutch GAAP it is valued against nominal value.
Under US GAAP the company accounts this loan using fair value and accretes the loan to nominal value over the term of the loan.
The US GAAP adjustment accounts for the difference between the nominal value of the loan and the fair value under US GAAP.

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Additional notes to the financial statements under US GAAP
Redemption Premium
The institutional loan II with a principal amount of EUR 2.75 million gives the lenders a right of a 100% a redemption premium upon repayment of each amount of the principle. Because the loan is subordinated to other debt and the current fair value of the Company management believes that the redemption premium will not become effective and has therefore not accounted for this potential liability.
Contingent Liabilities
The company has a contingent liability of approximately EUR 0.5 million to the “Stichting Pensioen Schade Oud Werknemers” to pay pension premiums due before the bankruptcy of the predecessor company in 1999. This obligation only becomes due if current legal procedures in order to claim the money from earlier management and owners fail.
Impact of taxes
Since the company has a taxable loss carried forward of over EUR 20 million, which currently is not valued, potential tax effects of reconciling items between Dutch GAAP and US GAAP have not been taken into account since these differences would only lower or higher the potential, not recognized, tax asset.
Comprehensive loss
The following differences between the net loss and the comprehensive loss can be disclosed as follows:

(x 1,000)	2005
EUR
Comprehensive loss	-6,732
Revaluation PBR USA Inc.	7

Net loss	-6,739

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Consolidated cash flow statement 2005
It needs to be stated that the interest paid in the consolidated cash flow statement under US GAAP should not be included in the cash flow from operating activities but should be disclosed in the supplemental cash flow under US GAAP.
Based on the reconciling items and the abovementioned adjustment the cash flow from operating activities under US GAAP would amount to — EUR 1.325 million. The reconciling items have no effect on the cash flow from investing activities as well as the cash flow from financing activities.
Subsequent events
In the period between December 31, 2005 and July 18, 2006 the following subsequent events took place.
Change of shareholder
In April 28, 2006 the main shareholder PBR Holding S.A. took over the shares and shareholder loans from Trimoteur Holding B.V. In this transaction all other issues, including the disputed earn out were settled. This transaction did not lead to any changes in the amounts included in the consolidated financial statements of Pharma Bio-Research Metaholdings B.V. as of December 31, 2005.
Additional loan note
On May 18, 2006, the company received from the main shareholder an additional loan note of EUR 2.5 million with an interest of 10%.
PRA International Inc.
The shareholders agreed to sell the company to PRA International Inc. The Share Purchase Agreement was signed on June 11, 2006. The final closure of this transaction is expected in July 2006.

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